FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED
HYATT HOTELS CORPORATION
LONG-TERM INCENTIVE PLAN
This First Amendment ("First Amendment") to the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the "Plan"), is adopted by the Board of Directors (the "Board") of Hyatt Hotels Corporation, a Delaware corporation (the "Company"), effective as of March 21, 2018 (the "Amendment Date"). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS

A.	The Company currently maintains the Plan.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to make certain administrative and clarifying changes as set forth herein

AMENDMENT
The Plan is hereby amended as follows, effective as of the Amendment Date.
1. The following is hereby added as Section 2.23A of the Plan.
"2.23A "Exercise Date Value" means the Share Value with respect to a Stock Appreciation Right as of any given date; provided, that if, as of such given date, the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, the Exercise Date Value shall be the last sales price quoted for a share of Common Stock immediately prior to the time of exercise of a Stock Appreciation Right on such exchange or system, or such other most recent share price used by the stock plan administrator for effectuating transactions, as determined by the Administrator."
2. The definition of "Stock Appreciation Right" in Section 2.45 of the Plan, Section 9.1(b) of the Plan, and Section 9.5 of the Plan are hereby amended by replacing the term "Share Value" with the term "Exercise Date Value" at each instance that such term appears therein.
3. Section 9.2 of the Plan is hereby amended by adding the word "price" after the word "exercise" therein.
4. Section 10.1 of the Plan is hereby amended by adding the following after the term "Share Value": "(or Exercise Date Value in the case of Stock Appreciation Rights)".
5. Section 10.2 of the Plan is hereby amended by deleting the second and third sentences thereof in their entirety and replacing them with the following:
"The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold or sell shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Share Value (or Exercise Date Value in the case of Stock Appreciation Rights) on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income."
6. Section 12.2(d) of the Plan is hereby amended by replacing the term "Executive Officer Change in Control Plan" with the term "Executive Officer Severance and Change in Control Plan".
7. This First Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.

8. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
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I hereby certify that this First Amendment was approved by the Board of Directors of Hyatt Hotels Corporation on March 21, 2018.
Executed on this 21st day of March, 2018.

Hyatt Hotels Corporation

By:	/s/ Margaret C. Egan
Name:	Margaret C. Egan
Title:	Executive Vice President, General Counsel and Secretary